Exhibit 5

[LETTERHEAD OF KIRKPATRICK & LOCKHART NICHOLSON GRAHAM LLP]

February 11, 2005

Magic Lantern Group, Inc. 1075 North Service Road West Suite 27, Oakville, Ontario Canada L6M 2G2

Ladies and Gentlemen:

We have acted as counsel for Magic Lantern Group, Inc., a New York corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-3/A (the "Registration Statement), in connection with the registration, on behalf of the selling stockholders named in the Registration Statement, of up to an additional 9,621,298 shares of the Company's common stock, par value $.01 per share (the "Common Stock") comprised of (i) 5,010,649 shares that are currently issued and outstanding (the "Issued Shares") and (ii) 4,610,649 shares that are issuable upon the exercise of certain outstanding Common Stock purchase warrants (the "Warrant Shares").  The Registration Statement amends, pursuant to Rule 429 under the Securities Act, the registration statement on Form S-3/A (file no. 333-116147) which previously registered shares of Common Stock on behalf of the selling stockholders named therein.

In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions set forth herein.  In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, we are of the opinion that:

1.

The Issued Shares have been duly authorized and validly issued and are fully paid and non-assessable.

2.

The Warrant Shares to be issued upon the exercise of the applicable Common Stock purchase warrants have been duly authorized and, when issued upon such exercise in accordance with the terms of such warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading "Legal Matters" in the Prospectus.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Kirkpatrick & Lockhart Nicholson Graham LLP

Kirkpatrick & Lockhart Nicholson Graham LLP